Exhibit 99.1

Serve Robotics Inc. Announces Closing of $40 Million Public Offering and Uplisting to the Nasdaq Capital Market Under New Ticker “SERV”

SAN FRANCISCO, April 22, 2024 /PRNewswire/ -- Serve Robotics Inc. (the “Company” or “Serve”), a leading autonomous sidewalk delivery company, today announced the closing of its underwritten public offering of 10,000,000 shares of common stock at a price to the public of $4.00 per share, for aggregate gross proceeds of $40 million, prior to deducting underwriting discounts and offering expenses. The offering included the participation of one of Serve’s largest stockholders and strategic partners, Postmates, LLC, a wholly-owned subsidiary of Uber Technologies Inc (NYSE: UBER).

In addition, Serve has granted Aegis Capital Corp. (“Aegis”) a 45-day option to purchase up to 1,500,000 additional shares of common stock, equal to 15% of the number of shares sold in the offering solely to cover over-allotments, if any. If Aegis exercises the option in full, the total gross proceeds of the offering including the overallotment would be approximately $46 million before deducting underwriting discounts and commissions and offering expenses.

Serve plans to use the net proceeds from the offering to fund research and development of the next generations of Serve’s robots, manufacturing activities, geographic expansion, and for working capital and other general corporate purposes.

Serve’s common stock is listed on the Nasdaq Capital Market under the symbol “SERV”. Serve was previously listed on the OTCQB® Venture Market under the ticker symbol “SBOT” and will no longer trade on that market.

Aegis Capital Corp. is acting as the sole book-running manager for the offering. Orrick, Herrington & Sutcliffe LLP is acting as counsel to the Company. Sichenzia Ross Ference Carmel LLP is acting as counsel to Aegis Capital Corp.

A registration statement on Form S-1 (No. 333-277809) relating to the securities being sold in this offering was declared effective by the Securities and Exchange Commission (the “SEC”) on April 17, 2024. The offering was made only by means of a prospectus. Copies of the final prospectus may be obtained on the SEC’s website, www.sec.gov, or by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at (212) 813-1010.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Serve Robotics Inc.

Backed by Uber and NVIDIA, Serve Robotics develops advanced, AI-powered, low-emissions sidewalk delivery robots that endeavor to make delivery sustainable and economical. Spun off from Uber in 2021 as an independent company, Serve has completed tens of thousands of deliveries for enterprise partners such as Uber Eats and 7-Eleven. The company has scalable multi-year contracts, including a signed agreement to deploy up to 2,000 delivery robots on the Uber Eats platform across multiple U.S. markets.

For further information about Serve Robotics (NASDAQ:SERV), please visit www.serverobotics.com or follow us on social media via X (Twitter), Instagram, or LinkedIn @serverobotics.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Serve intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act. These forward-looking statements can be about future events, including statements regarding Serve’s intentions, objectives, plans, expectations, assumptions and beliefs about future events, including Serve’s expectations with respect to the financial and operating performance of its business, its capital position, and future growth. The words “anticipate”, “believe”, “expect”, “if”, “project”, “predict”, “will”, “forecast”, “estimate”, “likely”, “intend”, “outlook”, “should”, “could”, “may”, “target”, “plan” and other similar expressions can generally be used to identify forward-looking statements. Indications of, and guidance or outlook on, future earnings or financial position or performance are also forward-looking statements. Any forward-looking statements in this press release are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include those risks and uncertainties set forth in Serve’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the United States Securities and Exchange Commission (the “SEC”) and in its subsequent filings filed with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Serve undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Media:

Aduke Thelwell

Head of Investor Relations & Communications

Serve Robotics Inc.

aduke.thelwell@serverobotics.com

347-464-8510

Investors:

CORE IR

investor.relations@serverobotics.com